Exhibit 1

FREE TRANSLATION OF THE ORIGINAL PORTUGUESE

BY-LAWS

VALE S.A.

CHAPTER I - NAME, PURPOSE, HEAD OFFICE AND DURATION

Article 1 — Vale S.A., referred to in abbreviated form as Vale, is a joint-stock company governed by the present By-Laws and by applicable legislation.

Article 2 - The purpose of the company is:

I.	the exploitation of mineral deposits in Brazil and abroad by means of extraction, processing, industrialization, transportation, shipment and commerce of mineral assets;

II.	the building and operation of railways and the exploitation of own or third party rail traffic;

III.	the building and operation of own or third party marine terminals, and the exploitation of nautical activities for the provision of support within the harbor;

IV.	the provision of logistics services integrated with cargo transport, comprising generation, storage, transshipment, distribution and delivery within the context of a multimodal transport system;

V.

the production, processing, transport, industrialization and commerce of all and any source and form of energy, also involving activities of production, generation, transmission, distribution and commerce of its products, derivatives and subproducts;

VI.

the carrying-on, in Brazil or abroad, of other activities that may be of direct or indirect consequence for the achievement of its corporate purpose, including research, industrialization, purchase and sale, importation and exportation, the exploitation, industrialization and commerce of forest resources and the provision of services of any kind whatsoever;

VII.	constituting or participating in any fashion in other companies, consortia or associations directly or indirectly related to its business purpose.

Article 3 - The head office and legal venue of the company shall be in the city of Rio de Janeiro, State of Rio de Janeiro, the company being empowered for the better realization of its activities to set up branch offices, subsidiary branch offices, depots, agencies, warehouses, representative offices or any other type of establishment in Brazil or abroad.

Article 4 - The term of duration of the company shall be unlimited.

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CHAPTER II - CAPITAL AND SHARES

Article 5 - The paid-up capital amounts to R$50,000,000,000.00 (fifty billion Reais) corresponding to 5,365,304,100 (five billion, three hundred and sixty-five million, three hundred and four thousand one hundred) shares, being R$30,349,859,218.60 (thirty billion and three hundred forty-nine million, eight hundred and fifty-nine thousand, two hundred eighteen Reais and sixty cents), divided into 3,256,724,482 (three billion, two hundred fifty-six million, seven hundred twenty-four thousand, four hundred eighty-two) common shares and R$19,650,140,781.40 (nineteen billion, six hundred and fifty million, one hundred and forty thousand, seven hundred and eighty-one Reais and forty cents), divided into 2,108,579,618 (two billion, one hundred and eight million, five hundred and seventy-nine thousand and six hundred and eighteen) preferred Class “A” shares, including 12 (twelve) special class shares, all without nominal value.

§ 1 - The shares are common shares and preferred shares. The preferred shares comprise class A and special class.

§ 2 - The special class preferred share shall belong exclusively to the Federal Government. In addition to the other rights which are expressed and specifically attributed to these shares in the current By-Laws, the special class shares shall possess the same rights as the class A preferred shares.

§ 3 - Each common, class A preferred share and special class shares shall confer the right to one vote in decisions made at General Meetings, the provisions of § 4 following being observed.

§ 4 - The preferred class A and special shares will have the same political rights as the common shares, with the exception of voting for the election of Board Members, excepting the provisions set forth in §§ 2 and 3 of Article 11 following, and also the right to elect and dismiss one member of the Fiscal Council, and its respective alternate.

§5 - Holders of class A preferred and special class shares shall be entitled to receive dividends calculated as set forth in Chapter VII in accordance with the following criteria:

a) priority in receipt of dividends specified in § 5 corresponding to: (i) a minimum of 3% (three percent) of the stockholders’ equity of the share, calculated based on the financial statements which served as reference for the payment of dividends, or (ii) 6% (six percent) calculated on the portion of the capital formed by this class of share, whichever higher;

b) entitlement to participate in the profit distributed, on the same conditions as those for common shares, once a dividend equal to the minimum priority established in accordance with letter “a” above is ensured; and

c) entitlement to participate in any bonuses, on the same conditions as those for common shares, the priority specified for the distribution of dividends being observed.

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§6 - Preferred shares shall acquire full and unrestricted voting rights should the company fail to pay the minimum dividends to which they are entitled during 3 (three) consecutive fiscal years, under the terms of §5 of Article 5.

Article 6 - The company is authorized to increase its paid-up capital up to the limit of 3,600,000,000 (three billion, six hundred million) common shares and 7,200,000,000 (seven billion, two hundred million) Preferred Class “A” shares. Within the limit authorized in this article, the Company, as a result of deliberation by the Board of Directors, may increase its paid-up capital independently of reform to its bylaws, through the issue of common and/or preferred shares.

§ 1 - The Board of Directors shall determine the conditions for issuance, including the price and the period of time prescribed for paying up.

§ 2 - At the option of the Board of Directors the preemptive right in the issuance of shares, bonds convertible into shares and subscription bonuses, the placement of which on the market may be by sale on the stock exchange or by public subscription as per the prescriptions set forth in Law no. 6.404/76, may be rescinded.

§ 3 - Provided that the plans approved by the General Meeting are complied with, the company shall be entitled to delegate the option of share purchase to its administrators and employees, with shares held in Treasury or by means of the issuance of new shares, the shareholders’ preemptive right being excluded.

Article 7 - The special class share shall possess a veto right regarding of the following subjects:

I.                               change of name of the company;

II.                           change of location of the head office;

III.                     change of the corporate purpose with reference to mineral exploitation;

IV.                      the winding-up of the company;

V.                          the sale or cessation of the activities of any part or of the whole of the following categories of the integrated iron ore systems of the company: (a) mineral deposits, reserves and mines; (b) railways; (c) ports and marine terminals;

VI.                      any alteration of the rights assigned to the types and classes of the shares issued by the company in accordance with the prescriptions set forth in the present By-Laws;

VII.                  any alteration of the present Article 7 or of any of the other rights assigned to the special class share by the present By-Laws.

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CHAPTER III - GENERAL MEETING

Article 8 - The ordinary Shareholders’ General Meeting shall be held within the first four months following the end of the fiscal year and, extraordinarily, whenever called by the Board of Directors.

§ 1 - An extraordinary Shareholders’ General Meeting shall be competent to discuss the subjects specified in Article 7.

§ 2 - The holder of the special class share shall be formally requested by the company to attend for the purpose of discussing the subjects specified in Article 7 by means of personal correspondence addressed to its legal representative, a minimum period of notice of 15 (fifteen) days being given.

§ 3 - Should the holder of the special class share be absent from the General Meeting called for this purpose or should it abstain from voting, the subjects specified in Article 7 shall be deemed as having been approved by the holder of the said special class.

Article 9 - At an Ordinary or Extraordinary General Meeting, the chair shall be taken by the Chairman, or in his absence by the Vice-Chairman of the Board of Directors of the company, and the Secretary of the Board of Directors shall act as secretary, as per § 14 of Article 11.

Sole Paragraph - In the case of temporary absence or impediment of the Chairman or Vice-Chairman of the Board of Directors, the General Meeting of Shareholders shall be chaired by their respective alternates, or in the absence or impediment of such alternates, by an Officer specially appointed by the Chairman of the Board of Directors.

CHAPTER IV - ADMINISTRATION

Article 10 - The Board of Directors and the Executive Board shall be responsible for the administration of the company.

§1 -                 The members of the Board of Directors and the Executive Board shall take office by means of signing the Minute Book of the Board of Directors or the Executive Board, as the case may be.

§2 -                 The term of office of the members of the Board of Directors and the Executive Board shall be extended until their respective successors have taken office.

§3 -                 The General Meeting shall fix the overall amount for the remuneration of the administrators, benefits of any kind and allowances being included therein, taking into account the responsibilities of the administrators, the time devoted to the performance of their duties, their competence and professional repute and the market value of their duties, their competence and professional repute and the market value of their services. The Board of Directors shall apportion the fixed remuneration among its members and the Executive Board.

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§4 -                 The Board of Directors shall be supported by technical and consultant bodies, denominated Committees, regulated as set forth in Section II - Committees hereinafter.

SECTION I - BOARD OF DIRECTORS

Subsection I - Composition

Article 11 - The Board of Directors, a joint decision-making body, shall be elected by the General Meeting and shall be formed of 11 (eleven) effective members and their respective alternates, all being shareholders in the company, and one of whom shall be the Chairman of the Board and another shall be the Vice-Chairman.

§1 -                 The term of office of the members of the Board of Directors shall be 2 (two) years, their re-election being permitted.

§2 -                 Under the terms of Article 141 of Law # 6,404/76, 1 (one) member and his alternate of the Board of Directors, may be elected and removed, by means of a separate vote at the general meeting of shareholders, excluding the controlling shareholder, by the majority of holders, respectively, of:

I - common shares representing at least 15% (fifteen percent) of the total shares with voting rights; and

II - preferred shares representing at least 10% (ten percent) of share capital.

§3 -                 Having ascertained that neither the holders of common shares or preferred shares have respectively formed the quorum required in sections I and II of §2 above, they shall be entitled to combine their shares to jointly elect a member and an alternate to the Board of Directors, and in such hypothesis the quorum established in section II of §2 of this Article shall be observed.

§4 -                 The entitlement set forth in §2 of this Article may only be exercised by those shareholders who are able to prove uninterrupted ownership of the shares required therein for a period of at least 3 (three) months, immediately prior to the general shareholders meeting which elected the members of the Board of Directors.

§5 -                 From among the 11 (eleven) effective members and their respective alternates of the Board of Directors, 1 (one) member and his alternate shall be elected and/or removed, by means of a separate vote, by the employees of the company.

§6 -                 The Chairman and the Vice-Chairman of the Board of Directors shall be elected among the members thereof during a Meeting of the Board of Directors to be held immediately after the General Meeting which has elected them.

§7 -                 In the case of impediment or temporary absence, the Vice-Chairman shall replace the Chairman, and during the period of such replacement the Vice-Chairman shall have powers identical to those of the Chairman, the alternate of the Chairman

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being nevertheless entitled to exercise the right to vote in his capacity as a member of the Board of Directors.

§8 -	Should a vacancy occur in the office of Chairman or Vice-Chairman, the Board of Directors shall elect the respective alternates in the first Meeting to be held after the vacancy.

§9 -	During their impediments or temporary absences, the members of the Board of Directors shall be replaced by their respective alternates.

§10 -

Should a vacancy occur in the office of a member of the Board of Directors or of an alternate, the vacancy shall be filled by nomination by the remaining members of an alternate who shall serve until the next General Meeting, which shall decide on his election. Should vacancies occur in the majority of such offices, a General Meeting shall be convened in order to proceed with a new election.

§11 -

Whenever the Board of Directors is elected under the multiple vote regime, as established in Article 141 of Law # 6,404/1976, the Chairman of the shareholders meeting shall inform those shareholders present that the share which elected a member of the Board of Directors, by means of a separate vote in accordance with §§2 and 3 of Article 11, may not participate in the multiple vote regime and, evidently, may not participate in the calculation of the respective quorum. Once the separate vote has been held, then the ratio may be definitively defined in order to proceed with the multiple vote.

§12-

With the exception of the effective members and their respective alternates, elected by means of separate vote, respectively, by the employees of the company and by the holders of preferred shares, under section II, §2 of Article 11, whenever the election for the Board of Directors is held under the multiple vote regime, the removal of any member of the Board of Directors, effective or alternate, by the general shareholders meeting, shall imply in the removal of the other members of the Board of Directors, and consequently a new election shall be held; in other cases of vacancy, in the absence of an alternate, the first general shareholders meeting shall elect the whole Board.

§13 -

Whenever, cumulatively, the election of the Board of Directors is held under the multiple vote system and the holders of common shares or preferred shares or company employees exercise the right established in §§ 2, 3 and 5 above, the shareholder or group of shareholders under vote agreement who hold over 50% (fifty percent) of shares with voting rights, shall be ensured the right to elect officers in a number equal to those elected by the other shareholders, plus one, irrespective of the number of officers established in the caption of Article 11.

§14 -

The Board of Directors shall have a Secretary, appointed by the Chairman of the Board of Directors, who shall necessarily be an employee or administrator of the company, in whose absence or impediment shall be replaced by another employee or administrator as designated by the Chairman of the Board of Directors.

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Subsection II — Workings

Article 12 - The Board of Directors shall meet on an ordinary basis once a month and extraordinary whenever called by the Chairman or, in his absence, by the Vice-Chairman of the Board or by any 2 (two) members acting together.

Sole Paragraph - The meetings of the Board of Directors shall be held at the Company’s headquarters, but, under exceptional circumstances, may be held at a different location.

Article 13 - Meetings of the Board of Directors shall only be held with the presence of and decisions shall only be taken by the affirmative vote of a majority of its members.

§1 -                             The minutes of the meetings of the Board of Directors shall be recorded in the Book of Minutes of Meetings of the Board of Directors which, after having been read and approved by the officers present at the meetings, shall be signed in a number sufficient to constitute the majority necessary for approval of the subjects examined.

§2 -                             The Secretary shall be responsible for the recording, distribution, filing and safeguard of the respective minutes of the meetings of the Board of Directors, as well as for the issuance of abstracts of the minutes and certificates of approvals of the Board of Directors.

Subsection III — Responsibilities

Article 14 - The Board of Directors shall be responsible for:

I.	electing, evaluating and at any time removing the Executive Officers of the company, and assigning functions to them;

II.	distributing the remuneration established by the general shareholders meeting among its members and those of the Executive Board;

III.	assigning the functions of Investor Relations to an Executive Officer;

IV.	approving the policies relating to selection, evaluation, development and remuneration of members of the Executive Board;

V.	approving the company’s human resources general policies as submitted to it by the Executive Board;

VI.	establishing the general guidance of the business of the company, its wholly owned subsidiary companies and controlled companies;

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VII.	approving the strategic guidelines and the strategic plan of the company submitted annually by the Executive Board;

VIII.	approving the company’s annual and multi-annual budgets, submitted to it by the Executive Board;

IX.	monitoring and evaluating the economic and financial performance of the company, and may request the Executive Board to provide reports with specific performance indicators;

X.	approving investments and/or divestiture opportunities submitted by the Executive Board which exceed the limits established for the Executive Board as defined by the Board of Directors;

XI.	issuing opinions on operations relating to merger, split-off, incorporation in which the company is a party, as well as share purchases submitted by the Executive Board;

XII.

with the provisions set forth in Article 2 of the present By-Laws being complied with, making decisions concerning the setting-up of companies, or its transformation into another kind of company, direct or indirect participation in the capital of other companies, consortia, foundations and other organizations, by means of the exercise of rights withdrawal, the exercise of non-exercise of rights of subscription, or increase or sale, both direct and indirect, of corporate equity, or in any other manner prescribed by law, including but not limited to, merger, split-off and incorporation in companies in which it participates;

XIII.	approving the corporate risks and financial policies of the company submitted by the Executive Board;

XIV.	approving the issuance of simple debentures, not convertible into share and without collateral submitted by the Executive Board;

XV.	approving the accounts of the Executive Board, substantiated in the Annual Report and the Financial Statements, for subsequent submission to the Ordinary General Meeting;

XVI.

approving the employment of profit for the year, the distribution of dividends and, when necessary, the capital budget, submitted by the Executive Board, to the later direction to the appreciation of the Ordinary Shareholders Meeting;

XVII.	selecting and removing external auditors of the company, based on the Fiscal Council’s recommendation, in accordance with section (ii) of §1º of Article 39;

XVIII.	appointing and removing the person responsible for the internal auditing and for the Ombud of the company, who shall report directly to the Board of Directors;

XIX.

approving the policies and the annual audit plan of the company submitted by the person responsible for internal auditing, as well as to acknowledge the respective reports and determine the adoption of necessary measures;

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XX.

overseeing the management of the company by the Executive Officers and examining at any time, the books and documents of the Company, requesting information about contracts signed or about to be signed, and about any other actions, in order to ensure the financial integrity of the Company;

XXI.	approving alterations in corporate governance rules, including, but not limited to, the process of rendering of accounts and the process of disclosure of information;

XXII.

approving policies of employee conducts based on ethical and moral standards described in the Code of Ethics of the Company, to be observed by all administrators and employees of the Company, its subsidiaries and controlled companies;

XXIII.

approving policies to avoid conflicts of interests between the Company and its shareholders or its administrators, as well as the adoption of the measures considered necessary in the event such conflicts arise;

XXIV.

approving policies of corporate responsibility of the Company, mainly those related to: the environment, health and labor safety, and social responsibility of the Company, submitted by the Executive Board;

XXV.

establishing criteria for the Executive Board in relation to the purchase of, sale of and placing of liens on fixed assets and for the constitution of encumbrances, the provisions set forth in Article 7 of the present By-Laws being complied with;

XXVI.	approving the provision of guarantees in general, and establishing criteria for the Executive Board in relation to the contracting of loans and financing and for the signing of other contracts;

XXVII.

establishing criteria for the Executive Board in relation to the signing of commitments, waiving of rights and transactions of any nature, except for the waiver of its preemptive rights in the subscription and purchase of shares, under section XII of Article 14;

XXVIII.

approving any matters which are not the competence of the Executive Board, under the terms of the present By-Laws, as well as matters whose limits exceed the criteria established for the Executive Board, as established in Article 14;

XXIX.

approving any reformulation, alteration, or amendment of shareholders’ agreements or consortia contracts, or of agreements among the shareholders or among the consortia parties of companies in which the company participates, as well as approving the signing of new agreements and/or consortia contracts that address subjects of this nature;

XXX.

authorize the negotiation, signing or alteration of contracts of any kind of value between the company and (i) its shareholders, either directly or through intermediary companies (ii) companies which directly or indirectly participate in the capital of the controlling shareholder or which are controlled, or are under joint control, by companies which participate in the capital of the controlling shareholder,

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and/or (iii) companies in which the controlling shareholder of the company participates, and the Board of Directors may establish delegations, with standards and procedures, which meet the requirements and nature of the operations, without prejudice of keeping the aforementioned group duly informed of all company transactions with related parties;

XXXI.	expressing its opinion regarding any matter to be submitted to the General Meeting of Shareholders;

XXXII.	authorizing the purchase of shares of its own issuance for maintenance in treasury, cancellation or subsequent sale;

XXXIII.	approving the recommendations submitted by the Fiscal Council of the Company in the exercise of its legal and statutory attributions.

§1 -

The Board of Directors shall be responsible for appointing, as submitted by the Executive Board, the persons who shall form part of the Administrative, Consulting and Audit bodies of those companies and organizations in which the company participates, directly or indirectly.

§2  -  The Board of Directors may, at its discretion, delegate the assignment mentioned in the prior paragraph to the Executive Board.

SECTION II - COMMITTEES

Article 15 - The Board of Directors, shall have, for advice on a permanent basis, 5 (five) technical and advisory committees, denominated as follows: Executive Development Committee, Strategic Committee, Finance Committee, Accounting Committee and Governance and Sustainability Committee.

§1  -  The Board of Directors, at its discretion, may also establish, for its consulting support, other committees to fulfill consultant or technical tasks, other than those permanent committees as set forth in the caption of this Article.

§2  -  The members of the committees shall be remunerated as established by the Board of Directors, and those members who are administrators of the company shall not be entitled to additional remuneration for participating on the committees.

Subsection I — Mission

Article 16 - The mission of the committees shall be to provide support to the Board of Directors, which includes the follow up of the activities of the Company, in order to increase the efficiency and quality of its decisions.

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Subsection II — Composition

Article 17 - The members of the committees shall have proven experience and technical skills in relation to matters that are the object of the respective committee’s responsibility and shall be subject to the same legal duties and responsibilities as the administrators.

Article 18 - The composition of each committee shall be defined by the Board of Directors.

§1 - The members of the committees shall be appointed by the Board of Directors and may belong to company administration bodies or not.

§2 - The term of management for the members of the committees shall begin as of their appointment by the Board of Directors, and termination shall coincide with the end of the management term of the members of the Board of Directors, and reappointment shall be permitted.

§3 - During their management, members of the committees may be removed from office by the Board of Directors.

Subsection III — Workings

Article 19 - Standards relating to the workings of each committee shall be defined by the Board of Directors.

§1 - The committees established within the company shall not have decision making power and their reports and proposals shall be submitted to the Board of Directors for approval.

§2 - The committees’ reports do not constitute a necessary condition for the presentation of matters for scrutiny and approval by the Board of Directors.

Subsection IV — Responsibilities

Article 20 - The main duties of the committees are set forth in Article 21 and subsequent articles, whereas their detailed duties shall be defined by the Board of Directors.

Article 21 - The Executive Development Committee shall be responsible for:

I -                         issuing reports on the human resources general policies of the Company submitted by the Executive Board to the Board of Directors;

II -                     analyzing and issuing reports to the Board of Directors on the restatement of remuneration of members of the Executive Board;

III -                 submitting and ensuring up-to-dateness of the performance evaluation methodology of the members of the Executive Board; and

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IV -                issuing reports on health and safety policies proposed by the Executive Board.

Article 22 - The Strategic Committee shall be responsible for:

I -                         issuing reports on the strategic guidelines and the strategic plan submitted annually by the Executive Board;

II -                     issuing reports on the company’s annual and multi-annual investment budgets submitted by the Executive Board to the Board of Directors;

III -                 issuing reports on investment and/or divestiture opportunities submitted by the Executive Board to the Board of Directors; and

IV -                issuing reports on operations relating to merger, split-off, incorporation in which the company and its controlled subsidiaries are a party, and on share purchases submitted by the Executive Board to the Board of Directors.

Article 23 - The Finance Committee shall be responsible for:

I -                         issuing reports on the corporate risks and financial policies and the internal financial control systems of the Company; and

II -                     issuing reports on the compatibility between the remuneration level of shareholders and the parameters established in the annual budget and financial scheduling, as well as its consistency with the general policy on dividends and the capital structure of the company.

Article 24 - The Accounting Committee shall be responsible for:

I -                         recommending the appointment of the person responsible for the internal auditing of the Company to the Board of Directors;

II -                     issuing reports on the policies and the Company’s annual auditing plan submitted by the employee responsible for internal auditing, and on its execution;

III -                 tracking the results of the Company’s internal auditing, and identifying, prioritizing, and submitting actions to be accompanied by the Executive Board to the Board of Directors; and

IV -                analyzing the Annual Report, as well as the Financial Statements of the company and making recommendations to the Board of Directors.

Article 25 - The Governance and Ethics Committee shall be responsible for:

I -                                    evaluating the efficiency of the company’s governance practices and the workings of the Board of Directors, and submitting improvements;

II -                                 submitting improvements to the code of ethics and in the management system in order to avoid conflicts of interests between the company and its shareholders or company administrators; and

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III -                            issuing reports on potential conflicts of interest between the company and its shareholders or administrators, and

IV -                           issuing reports on policies related to the Company’s institutional social responsibilities, such as environmental-related issues and the Company’s social responsibilities, proposed by the Executive Board.

SECTION III - EXECUTIVE BOARD

Subsection I — Composition

Article 26 - The Executive Board, which shall be the executive management body of the company, shall consist of 6 (six) to 11 (eleven) members, one of whom shall be the Chief Executive Officer and the others Executive Officers.

§1 - The Chief Executive Officer shall submit to the Board of Directors the names of candidates for the Executive Board with renowned knowledge and specialization in the subject of responsibility of the respective operational area, and may also at any time submit to the Board of Directors a motion to remove.

§2 - The Executive Officers shall have their individual duties defined by the Board of Directors.

§3 - The management term of the members of the Executive Board shall be 2 (two) years, and re-election shall be permitted.

Subsection II — Workings

Article 27 - The Chief Executive Officer and other members of the Executive Board shall continue in their respective official capacities when physically distant from headquarters realizing their respective duties on business-related travel. In the case of a permanent vacancy, or an impairment which temporarily impedes an officer from performing his respective duties, or a temporary absence or leave due to extraordinary circumstances, the respective procedures for replacing the Chief Executive Officer and other Executive Officers shall be as follows:

§1º -           In the case of an impairment which temporarily impedes the Chief Executive Officer from performing his respective duties, the Chief Financial Officer shall assume, in addition to his own legal, statutory, and regulatory rights and responsibilities, the legal, statutory, and regulatory responsibilities of Chief Executive Officer, provided that the Board of Directors ratifies such replacement. In the case of the Chief Executive Officer’s temporary absence or leave due to extraordinary circumstances, the Chief Executive Officer shall designate his own substitute, who shall assume all legal, statutory, and regulatory rights and responsibilities of the Chief Executive Officer.

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§2º -           In the case of an impairment which temporarily impedes an Executive Officer from performing his respective duties or in the case of an Executive Officer’s temporary absence or leave due to extraordinary circumstances, such Executive Officer shall be replaced, in accordance with the Chief Executive Officer’s nomination, by any of the other Executive Officers, and such nominated Executive Officer shall assume, in addition to his own legal, statutory, and regulatory rights and responsibilities, the legal, statutory, and regulatory responsibilities of the temporarily impaired or absent Executive Officer, excluding voting rights at Executive Board meetings,  for the duration of the temporarily impaired or absent Executive Officer’s term.

§3º -           Should there be a permanent vacancy in the position of Executive Officer, the Chief Executive Officer shall select a substitute officer and submit such officer’s name to the Board of Directors who shall appoint such substitute officer to complete the remaining term of the vacant executive officer.

§4º -           Should there be a permanent vacancy in the position of the Chief Executive Officer, the Chief Financial Officer shall replace the Chief Executive Officer and shall assume the duties, rights, and responsibilities of both the Chief Executive Officer and the Chief Financial Officer, until the Board of Directors holds an election to fill the position of Chief Executive Officer.

Article 28 - In respect of the limits established for each Executive Officer, the decisions on matters affecting his specific operational area, provided that the matter does not affect the operational area of another Executive Officer, shall be taken by himself or in conjunction with the Chief Executive Officer, in matters or situations pre-established by the latter.

Article 29 - The Executive Board shall meet on an ordinary basis once each fifteen days and extraordinarily whenever called by the Chief Executive Officer or his substitute; and Executive Board members may participate in ordinary or extraordinary meetings in person, by teleconference, videoconference, or other means of communication.

Sole Paragraph - The Chief Executive Officer shall convene an extraordinary meeting of the Executive Board by virtue of the request of at least 3 (three) members of the Executive Board;

Article 30 - The meetings of the Executive Board shall only begin with the presence of the majority of its members.

Article 31 - The Chief Executive Officer shall chair the meetings of the Executive Board in order to prioritize consensual approvals amongst its members.

§1 -

When there is no consent among members of the Board, the Chief Executive Officer may (i) withdraw the issue from the agenda, (ii) attempt to form a majority, with the use of his casting vote or, (iii) in the interests of the company and by grounded presentation, decide individually on the matters raised for joint approval, including those listed in Article 32, and in respect of the exceptions stated in §2 following;

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§2 -

Decisions relating to annual and multi-annual budgets and to the strategic plan and the Annual Report of the company shall be taken by majority vote, considered to be all Executive Officers, provided that the favorable vote of the Chief Executive Officer is included therein.

§3 -

The Chief Executive Officer shall inform the Board of Directors the utilization of the prerogative concerning item (iii), §1 stated above, in the first Board of Directors meeting which succeed the corresponding decision.

Subsection III — Responsibilities

Article 32 - The Executive Board shall be responsible for:

I -	approving the creation and elimination of Executive Departments subordinated to each Executive Director;

II -	preparing and submitting to the Board of Directors the company’s general policies on human resources, and executing the approved policies;

III -	complying with and ensuring compliance with the general guidelines and business policies of the Company laid down by the Board of Directors;

IV -	preparing and submitting, annually, to the Board of Directors, the company’s strategic guidelines and the strategic plan, and executing the approved strategic plan;

V -	preparing and submitting the Company’s annual and multi-annual budgets to the Board of Directors, and executing the approved budgets;

VI -	planning and steering the company’s operations and reporting the company’s economic and financial performance to the Board of Directors, and producing reports with specific performance indicators;

VII -

identifying, evaluating and submitting investment and/or divestiture opportunities to the Board of Directors which exceed the limits of the Executive Board as defined by the Board of Directors, and executing the approved investments and/or divestitures;

VIII -

identifying, evaluating and submitting to the Board of Directors operations relating to merger, split-off, incorporation in which the company is a party, as well as share purchases, and conducting the approved mergers, split-offs, incorporations and purchases;

IX -	preparing and submitting the company’s finance policies to the Board of Directors, and executing the approved policies;

X -	submitting to the Board of Directors the issuance of simple debentures, not convertible into shares and without collateral;

XI -

defining and submitting to the Board of Directors, after the drawing up of the balance sheet, the employment of profit for the year, the distribution of company dividends and, when necessary, the capital budget;

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XII -	preparing in each fiscal year the Annual Report and Financial Statements to be submitted to the Board of Directors and the General Meeting;

XIII -	adhere to and encourage adhesion to the company’s code of ethics, established by the Board of Directors;

XIV -

preparing and submitting to the Board of Directors the company’s policies on corporate responsibility, such as the environment, health, safety and social responsibility, and implementing the approved policies;

XV -

authorizing the purchase of, sale of and placing of liens on fixed and non fixed assets including securities, the contracting of services, the company being the provider or receiver of such, being empowered to establish standards and delegate powers, all in accordance with the criteria and standards established by the Board of Directors;

XVI -

authorizing the signing of agreements, contracts and settlements that constitute liabilities, obligations or commitments on the company, being empowered to establish standards and delegate powers, all in accordance with the criteria and standards established by the Board of Directors;

XVII -

propose to the Board of Directors any reformulation, alteration, or amendment of shareholders’ agreements or of agreements among the shareholders of companies in which the company participates, as well as suggesting the signing of new agreements and consortia contracts that address subjects of this nature;

XVIII-	authorizing the opening and closing of branch offices, subsidiary branch offices, depots, agencies, warehouses, representative officer or any other type of establishment in Brazil or abroad;

XIX -

authorizing the undertaking of commitments, waiver of rights and transactions of any nature, liens on securities being excepted, under the terms of section XII of Article 14, being empowered to establish standards and delegate powers in accordance with the criteria and standards established by the Board of Directors;

XX -	establishing and informing the Board of Directors on the individual limits of the Executive Officers, in respect of the limits of the Executive Board jointly, as established by the Board of Directors;

XXI -	establishing, based on the limits fixed for the Board of Directors, the limits throughout the whole of the company’s administrative organization hierarchy.

§1 -

The Executive Board shall be empowered to lay down voting guidelines to be followed at the General Meetings by its proxies in the companies, foundations and other organizations in which the company participates, directly or indirectly, the investment plans and programs of the company, as well as the respective budgets being complied with, the limit of responsibility being observed as regards, among others, indebtedness, the sale of assets, the waiver of rights and the reduction of corporate equity investments.

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§ 2 -

The Executive Board shall take steps to appoint persons who shall form part of the Administrative, Consultant and Audit bodies of those companies and organizations in which the company participates directly or indirectly.

Article 33 - The responsibilities of the Chief Executive Officer are to:

I -	take the chair at meetings of the Executive Board;

II -

exercise executive direction of the Company, with powers to coordinate and supervise the activities of the other Executive Officers, exerting his best efforts to ensure faithful compliance with the decisions and guidelines laid down by the Board of Directors and the General Meeting;

III -	coordinate and supervise the activities of the business areas and units that are directly subordinated to him;

IV -	select and submit to the Board of Directors the names of candidates for Executive Officer posts to be elected by the Board of Directors, and also to propose the respective removal;

V -	coordinate the decision making process of the Executive Board, as provided for in Article 31 of Subsection II — Workings;

VI -

indicate, whom among the Executive Officers shall substitute an Executive Officer in case of an impairment that temporarily impedes an officer from performing his respective duties or temporary absence or leave, in compliance to Article 27 Subsection II — Workings;

VII -	keep the Board of Directors informed about the activities of the company;

VIII - together with the other Executive Officers, prepare the annual report and draw up the balance sheet;

Article 34 - The Executive Officers are to:

I -	organize the services for which they are responsible;

II -

participate in meetings of the Executive Board, contributing to the definition of the policies to be followed by the company and reporting on matters of the respective areas of supervision and coordination;

III -

comply with and ensure compliance with the policy and general guidance of the company’s business laid down by the Board of Directors, each Executive Officer being responsible for his business units and specific area of activities;

IV -	contract the services described in §2º of Article 39, in compliance with determinations of the Fiscal Council.

Article 35 - The company shall be represented as plaintiff or defendant in courts of law or otherwise, including as regards the signature of documents constituting responsibility for

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this, by 2 (two) members of the Executive Board, or by 2 (two) proxies established in accordance with § 1 of this Article, or by 1 (one) proxy jointly with an Executive Officer.

§ 1 -

Except when otherwise required by law, proxies shall be appointed by a power of attorney in the form of a private instrument in which the powers granted shall be specified, the term of validity of powers of attorney “ad negotia” expiring on December 31 of the year in which it is granted.

§ 2 -

The company may, moreover, be represented by a single proxy at the General Meetings of shareholders of the companies, consortia and other organizations in which it participates or for acts arising out the exercise of powers specified in a power of attorney “ad judicia” or: (a) at agencies at any level of government, customs houses and public service concessionaires for specific acts for which a second proxy is not necessary or not permitted; (b) for signing of contract instruments in solemnity or at which the presence of a second proxy is not possible; (c) for signing of documents of any kind which imply in an obligation for the company whose monetary limits shall be established by the Executive Board.

§ 3  In the case of commitments assumed abroad, the company may be represented by a single member of the Executive Board, or by an attorney in-fact with specific and limited powers according to the present By-Laws.

§ 4 -	Summons and judicial or extrajudicial notifications shall be made in the name of the Executive Officer responsible for Investor Relations, or by proxy as established in § 1 of this Article.

CHAPTER V - FISCAL COUNCIL

Article 36 - The Fiscal Council, a permanently functioning body, shall be formed of 3 (three) to 5 (five) effective members and an equal number of alternates, elected by the General Meeting, which shall fix their remuneration.

Article 37 - The members of the Fiscal Council shall carry out their duties until the first Ordinary General Meeting to be held following their election, their re-election being permitted.

Article 38 - In their absence or impediment, or in cases of vacancy of office, the members of the Fiscal Council shall be replaced by their respective alternates.

Article 39 — The Fiscal Council shall be responsible to exercise the functions attributed to it by the applicable prevailing legislation, in these By-Laws, and as regulated by its own Internal Rules to be approved by its members;

§ 1º- The Internal Rules of the Fiscal Council shall regulate, in addition to the attributions already established in Law 6.404/76, imperatively, the following:

(i)                                     to establish the procedures to be adopted by the Company to receive, process and treat denunciations and complaints related to accounting, internal

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accounting controls and auditing matters, and ensure that the procedures for receiving complaints will guarantee secrecy and anonymity to the complainants;

(ii)                                  to recommend and assist the Board of Directors in the selection, remuneration and dismissal of the external auditors of the Company;

(iii)                               to deliberate concerning the contracting of new services that may be rendered by the external auditors of the Company;

(iv)                              to supervise and evaluate the work of the external auditors, and to direct the management of the Company concerning any need to withhold the remuneration of the external auditor, as well as to mediate any disputes between management and the external auditors regarding the financial statements of the Company.

§ 2º - For adequate performance of its duties, the Fiscal Council may determine the contracting of services from lawyers, consultants and analysts, and other resources that may be necessary for the performance of its duties, while observing the budget, proposed by the Fiscal Council and approved by the Board of Directors, without prejudice to the provisions established in §8º of Article 163 of Law 6.404/76.

§3º - The members of the Fiscal Council shall provide, within at least 30 (thirty) days before the Annual Shareholders’ Meeting is held, their analysis of the management report and the financial statements.

CHAPTER VI - COMPANY PERSONNEL

Article 40 - The company shall maintain a social security plan for its employees administered by a foundation established for this purpose, the provisions of prevailing legislation being complied with.

CHAPTER VII - FINANCIAL YEAR AND DISTRIBUTION OF PROFITS

Article 41 - The fiscal year of the company shall coincide with the calendar year, thus finishing on December 31, when the balance sheets shall be prepared.

Article 42 - After the constitution of the legal reserve, the employment of the remaining portion of the net profit verified at the end of each financial year (which shall coincide with the calendar year) shall, on the motion of the Administration, be submitted to the decision of the General Meeting.

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Sole Paragraph - The amount of the interest, paid or credited in the form of interest on stockholders’ equity in accordance with the prescriptions of Article 9, § 7 of Law # 9,249 dated December 26, 1995 and of relevant legislation and regulations, may be ascribed to the compulsory dividend and to the minimum annual dividend on the preferred shares, such amount for all legal purposes forming the sum of the dividends distributed by the company.

Article 43 - The proposal for distribution of profit shall include the following reserves:

I.                                        Depletion Reserve, to be constituted in accordance with prevailing fiscal legislation;

II.                                    Investments Reserve, in order to ensure the maintenance and development of the main activities which comprise the company’s purpose, in an amount not greater than 50% (fifty percent) of distributable net profit up to a maximum of the company’s share capital.

Article 44 - At least 25% (twenty-five percent) of the net annual profit, adjusted as per the law, shall be devoted to the payment of dividends.

Article 45 - At the proposal of the Executive Board, the Board of Directors may determine the preparation of the balance sheets in periods of less than a year and declare dividends or interest on stockholders’ equity on account of the profit verified in these balances as well as to declare for the account of accrued profits or profit reserves existing in the latest annual or semi-annual balance sheet.

Article 46 - The dividends and interest on stockholders’ equity mentioned in the Sole Paragraph of Article 42 shall be paid at the times and at the places specified by the Executive Board, those not claimed within 3 (three) years after the date of payment reverting in favor of the company.

I hereby attest that the above Amended and Restated By-Laws reflects all the resolutions approved by the Shareholders’ Meetings held on August 30, 2007, May 22, 2009 and May 19, 2010, all contained in the Vale’s corporate records.

Rio de Janeiro, October 29, 2010.

Maria Isabel dos Santos Vieira

Secretary

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E S T A T U T O   S O C I A L

V A L E

Consolidado na AGE 30/08/2007,
com alterações na AGE de
22/05/2009 e 19/05/2010

ESTATUTO SOCIAL

CAPÍTULO I - DA DENOMINAÇÃO, OBJETO, SEDE E PRAZO DE DURAÇÃO

Art. 1º -  A Vale S.A., abreviadamente Vale, é uma sociedade anônima regida pelo presente Estatuto e pelas disposições legais que lhe forem aplicáveis.

Art. 2º -  A sociedade tem por objeto:

I.                               realizar o aproveitamento de jazidas minerais no território nacional e no exterior, através da pesquisa, exploração, extração, beneficiamento, industrialização, transporte, embarque e comércio de bens minerais;

II.                           construir ferrovias, operar e explorar o tráfego ferroviário próprio ou de terceiros;

III.                       construir e operar terminais marítimos próprios ou de terceiros,  bem como explorar as atividades de navegação e de apoio portuário;

IV.                      prestar serviços de logística integrada de transporte de carga, compreendendo a captação, armazenagem, transbordo, distribuição e entrega no contexto de um sistema multimodal de transporte;

V.                          produzir, beneficiar, transportar, industrializar e comercializar toda e qualquer fonte e forma de energia, podendo, ainda, atuar na produção, geração, transmissão, distribuição e comercialização de seus produtos, derivados e subprodutos;

VI.                      exercer, no País ou no exterior, outras atividades que possam interessar, direta ou indiretamente, à realização do objeto social, inclusive pesquisa, industrialização, compra e venda, importação e exportação, bem como a exploração, industrialização e comercialização de recursos florestais e a prestação de serviços de qualquer natureza;

VII.                  constituir ou participar, sob qualquer modalidade, de outras sociedades, consórcios ou entidades cujos objetos sociais sejam direta ou indiretamente, vinculados, acessórios ou instrumentais ao seu objeto social.

Art. 3º -  A sociedade tem sede e foro na cidade do Rio de Janeiro, Estado do Rio de Janeiro, podendo, para melhor desempenho de suas atividades, criar sucursais, filiais, depósitos, agências, armazéns, escritórios de representação ou qualquer outro tipo de estabelecimento no País e no exterior.

Art. 4º -  O prazo de duração da sociedade é indeterminado.

CAPÍTULO II - DO CAPITAL E DAS AÇÕES

Art. 5º -  O capital social é de R$50.000.000.000,00 (cinquenta bilhões de reais) correspondendo a 5.365.304.100 (cinco bilhões, trezentos e sessenta e cinco milhões, trezentas e quatro mil e cem) ações escriturais, sendo R$30.349.859.218,60 (trinta bilhões, trezentos e quarenta e nove milhões, oitocentos e cinquenta e nove mil, duzentos e dezoito reais e sessenta centavos), divididos em 3.256.724.482 (três bilhões, duzentos e cinquenta e seis milhões, setecentas e vinte e quatro mil, quatrocentas e oitenta e duas) ações ordinárias e R$19.650.140.781,40 (dezenove bilhões, seiscentos e cinquenta milhões, cento e quarenta mil, setecentos e oitenta e um reais e quarenta centavos), divididos em 2.108.579.618 (dois bilhões, cento e oito milhões, quinhentas e setenta e nove mil e seiscentas e dezoito) ações preferenciais classe “A”, incluindo 12 (doze) de classe especial, todas sem valor nominal.

§ 1º -                   As ações são ordinárias e preferenciais. As ações preferenciais são das classes “A” e “especial”.

§ 2º -                   As ações preferenciais da classe especial pertencerão exclusivamente à União Federal. Além dos demais direitos que lhe são expressa e especificamente atribuídos no presente Estatuto Social, as ações preferenciais da classe especial terão os mesmos direitos das ações preferenciais classe “A”.

§ 3º -                   Cada ação ordinária, cada ação preferencial classe “A” e cada ação preferencial de classe especial dá direito a um voto nas deliberações das Assembléias Gerais, respeitado o disposto no § 4º a seguir.

§ 4º -                   As ações preferenciais das classes “A” e especial terão os mesmos direitos políticos das ações ordinárias, com exceção do voto para a eleição dos membros do Conselho de Administração, ressalvado o disposto nos §§ 2° e 3° do Art. 11 a seguir, bem como o direito de eleger e destituir, um membro do Conselho Fiscal e o respectivo suplente.

§ 5º -                   Os titulares das ações preferenciais das classes “A” e especial terão direito de participar do dividendo a ser distribuído calculado na forma do Capítulo VII, de acordo com o seguinte critério:

a) prioridade no recebimento dos dividendos mencionados neste §5º correspondente a (i) no mínimo 3% (três por cento) do valor do patrimônio

líquido da ação, calculado com base nas  demonstrações financeiras levantadas que serviram como referência para o pagamento dos dividendos ou (ii) 6% (seis por cento) calculado sobre a parcela do capital constituída por essa classe de ação, o que for maior entre eles;

b) direito de participar dos lucros distribuídos, em igualdade de condições com as ações ordinárias, depois de a estas assegurado dividendo igual ao mínimo prioritário estabelecido em conformidade com a alínea “a” acima; e

c) direito de participar de eventuais bonificações, em igualdade de condições com as ações ordinárias, observada a prioridade estabelecida para a distribuição de dividendos.

§ 6º -                   As ações preferenciais  adquirirão o exercício pleno e irrestrito  do direito de voto se a sociedade deixar de pagar, pelo prazo de 03 (três) exercícios sociais consecutivos, os dividendos mínimos conferidos às ações preferenciais, a que fizerem jus nos termos do §5º do Art. 5º.

Art. 6º -  A sociedade fica autorizada a aumentar seu capital social até o limite de 3.600.000.000 (três bilhões e seiscentos milhões) de ações ordinárias e de 7.200.000.000 (sete bilhões e duzentos milhões) de ações preferenciais classe “A”. Dentro do limite autorizado neste Artigo, poderá a sociedade, mediante deliberação do Conselho de Administração, aumentar o capital social independentemente de reforma estatutária, mediante a emissão de ações ordinárias e/ou preferenciais.

§ 1º-                      O Conselho de Administração estabelecerá as condições de emissão, inclusive preço e prazo de integralização.

§ 2º-                      A critério do Conselho de Administração, poderá ser excluído o direito de preferência nas emissões de ações, debêntures conversíveis em ações e bônus de subscrição, cuja colocação seja feita mediante venda em bolsa de valores ou por subscrição pública, nos termos estabelecidos na Lei 6.404/76.

§ 3º -                   Obedecidos os planos aprovados pela Assembléia Geral, a sociedade poderá outorgar opção de compra de ações a seus administradores e empregados, com ações em tesouraria ou mediante emissão de novas ações, excluindo o direito de preferência para os acionistas.

Art. 7º -  A ação de classe especial terá direito de veto sobre as seguintes matérias:

I -                           alteração da denominação social;

II -                       mudança da sede social;

III -                   mudança no objeto social no que se refere à exploração mineral;

IV -                  liquidação da sociedade;

V -                      alienação ou encerramento das atividades de qualquer uma ou do conjunto das seguintes etapas dos sistemas integrados de minério de ferro da sociedade: (a) depósitos minerais, jazidas, minas; (b) ferrovias; (c) portos e terminais marítimos;

VI -                  qualquer modificação dos direitos atribuídos às espécies e classes das ações de emissão da sociedade previstos neste Estatuto Social;

VII -              qualquer modificação deste Artigo 7º ou de quaisquer dos demais direitos atribuídos neste Estatuto Social à ação de classe especial.

CAPÍTULO III - DA ASSEMBLÉIA GERAL

Art. 8º -  A Assembléia Geral dos acionistas reunir-se-á, ordinariamente, dentro dos quatro primeiros meses após o término do exercício social e, extraordinariamente, sempre que convocada pelo Conselho de Administração.

§ 1º -                    É competência da Assembléia Geral Extraordinária deliberar sobre as matérias objeto do Art. 7º.

§ 2º -                   O acionista titular da ação de classe especial será convocado formalmente pela sociedade, através de correspondência pessoal dirigida ao seu representante legal, com antecedência mínima de 15 (quinze) dias, para apreciar as matérias objeto do Art. 7º.

§ 3º -                 Em caso de ausência do titular da ação de classe especial na Assembléia Geral convocada para esse fim ou em caso de  abstenção de seu voto, as matérias objeto do Art. 7º serão consideradas aprovadas pelo detentor da referida classe  especial.

Art. 9º -  A Assembléia Geral Ordinária ou Extraordinária será presidida pelo Presidente ou, na sua ausência, pelo Vice-Presidente do Conselho de Administração da sociedade, e secretariada pelo Secretário do Conselho de Administração designado na forma do §14 do Art. 11.

Parágrafo Único - Nos casos de ausência ou impedimento temporário do Presidente ou do Vice-Presidente do Conselho de Administração, a Assembléia Geral dos Acionistas será presidida pelos seus respectivos suplentes, ou na ausência ou impedimentos dos mesmos, por Conselheiro especialmente indicado pelo Presidente do Conselho de Administração.

CAPÍTULO IV - DA ADMINISTRAÇÃO

Art. 10 - A administração da sociedade competirá ao Conselho de Administração e à Diretoria Executiva.

§1º -                       Os membros do Conselho de Administração e da Diretoria Executiva serão investidos nos seus cargos mediante assinatura de termo de posse no Livro de Atas do Conselho de Administração ou da Diretoria Executiva, conforme o caso.

§2º -                       O prazo de gestão dos membros do Conselho de Administração e da Diretoria Executiva se estenderá até a investidura dos respectivos sucessores.

§3º -                       A remuneração global e anual dos administradores será fixada pela assembléia geral, nesta incluídos os benefícios de qualquer natureza e verbas de representação, tendo em conta suas responsabilidades, o tempo dedicado às suas funções, sua competência e reputação profissional e o valor dos seus serviços no mercado.  O Conselho de Administração distribuirá a remuneração fixada pela assembléia geral entre os seus membros e os membros da Diretoria Executiva.

§4º -                       O Conselho de Administração será assessorado por órgãos técnicos e consultivos, denominados Comitês, regulados conforme Seção II — Dos Comitês adiante.

SEÇÃO I - DO CONSELHO DE ADMINISTRAÇÃO

Subseção I - Da Composição

Art. 11 - O Conselho de Administração, órgão de deliberação colegiada, será eleito pela assembléia geral e composto por 11 (onze) membros titulares e respectivos suplentes, acionistas da sociedade, sendo um deles o Presidente do Conselho e outro o Vice-Presidente.

§1º -                      O prazo de gestão dos membros do Conselho de Administração é de 2 (dois) anos, permitida a reeleição.

§2º -                      Nos termos do Artigo 141 da Lei 6.404/76, terão direito de eleger e destituir 01 (um) membro e seu suplente do Conselho de Administração, em votação em separado na assembléia geral, excluído o acionista controlador, a maioria dos titulares, respectivamente:

I -                             de ações ordinárias, que representem, pelo menos, 15% (quinze por cento) do total das ações com direito a voto; e

II -                         de ações preferenciais, que representem, pelo menos, 10% (dez por cento) do capital social.

§3º -                     Verificando-se que nem os titulares de ações ordinárias e nem os titulares de ações preferenciais perfizeram, respectivamente, o quorum exigido nos incisos I e II do §2º acima, ser-lhes-á facultado agregar suas ações para elegerem em conjunto um membro e seu suplente para o Conselho de Administração, observando-se, nessa hipótese, o quorum exigido pelo inciso II do §2º deste Artigo.

§4º -                     Somente poderão exercer o direito previsto no §2º deste Artigo, os acionistas que comprovarem a titularidade ininterrupta da participação acionária ali exigida durante o período de 3 (três) meses, no mínimo, imediatamente anterior à realização da assembléia geral que eleger membros do Conselho de Administração.

§5º -                     Dentre os 11 (onze) membros titulares e respectivos suplentes do Conselho de Administração, 01 (um) membro e seu suplente, serão eleitos e/ou destituídos, em votação em separado, pelo conjunto de empregados da sociedade.

§6º -                     O Presidente e o Vice-Presidente do Conselho de Administração serão eleitos dentre os Conselheiros, na primeira reunião do Conselho de Administração realizada após a assembléia geral que os eleger.

§7º -                     Em caso de impedimento ou ausência temporária, o Presidente será substituído pelo Vice-Presidente, o qual, no período de substituição, terá atribuições idênticas às do Presidente, cabendo, entretanto, ao membro suplente do Presidente, o exercício do direito de voto na condição de Conselheiro.

§8º -                     Ocorrendo vacância do cargo de Presidente ou de Vice-Presidente, o Conselho de Administração elegerá seus substitutos na primeira reunião a ser realizada após a vacância.

§9º -                     Em seus impedimentos ou ausências temporárias, os Conselheiros serão substituídos pelos respectivos suplentes.

§10 -                  No caso de vacância do cargo de Conselheiro ou de seu suplente, o substituto poderá ser nomeado pelos membros remanescentes, e servirá até a primeira assembléia geral, que deliberará sobre a sua eleição.  Se ocorrer vacância da maioria dos cargos, será convocada assembléia geral para proceder nova eleição para os cargos vagos.

§11 -                  Sempre que a eleição para o Conselho de Administração se der pelo regime de voto múltiplo previsto no Artigo 141 da Lei nº 6.404/1976, a Presidência da assembléia geral deverá informar aos acionistas presentes que as ações que elegerem um membro do Conselho de Administração, utilizando o direito de votação em separado, de que tratam os §§2º e 3º deste Art. 11, não poderão participar do regime de voto múltiplo e, evidentemente, não participarão do cálculo do respectivo quorum. Após a realização da votação em separado é que apurar-se-á, definitivamente, o coeficiente para fins do procedimento de voto múltiplo.

§12-                     Com exceção dos membros efetivos e respectivos suplentes, eleitos em votação em separado, respectivamente, pelo conjunto de empregados da sociedade e pelos titulares de ações preferenciais, conforme inciso II, §2º deste Art. 11, sempre que a eleição para o Conselho de Administração for realizada pelo regime de voto múltiplo, a destituição de qualquer membro do Conselho de Administração, titular ou suplente, pela assembléia geral, implicará na destituição dos demais membros do Conselho de Administração, procedendo-se, consequentemente, à nova eleição; nos demais casos de vaga, não havendo suplente, a primeira assembléia geral procederá à nova eleição de todo o Conselho.

§13-                     Sempre que, cumulativamente, a eleição do Conselho de Administração se der pelo sistema do voto múltiplo e os titulares de ações ordinárias ou preferenciais ou conjunto de empregados exercerem a prerrogativa prevista nos §§ 2º, 3º e 5º acima, será assegurado a acionista ou grupo de acionistas vinculados por acordo de votos que detenham mais do que 50% (cinqüenta por cento) das ações com direito de voto, o direito de eleger conselheiros em número igual ao dos eleitos pelos demais acionistas, mais um, independentemente do número de conselheiros previsto no “ “caput” deste Art. 11.

§14 -                  O Conselho de Administração terá um Secretário, designado pelo Presidente do Conselho de Administração, que será, necessariamente, um empregado ou administrador da sociedade, em cuja ausência ou impedimento será substituído por outro empregado ou administrador que o Presidente do Conselho de Administração designar.

Subseção II - Do Funcionamento

Art. 12 - O Conselho de Administração reunir-se-á, ordinariamente, uma vez por mês e, extraordinariamente, sempre que convocado pelo Presidente ou, na sua ausência, pelo Vice-Presidente deste órgão ou ainda por quaisquer 02 (dois) Conselheiros em conjunto.

Parágrafo Único - As reuniões do Conselho de Administração serão realizadas na sede da sociedade, podendo, excepcionalmente, ser realizadas em local diverso.

Art. 13 - As reuniões do Conselho de Administração somente se instalarão com a presença da maioria de seus membros e estes somente deliberarão mediante o voto favorável da maioria dos membros presentes.

§1º -                      Das reuniões do Conselho de Administração serão lavradas atas no Livro de Atas de Reunião do Conselho de Administração que, após lidas e aprovadas pelos conselheiros presentes às reuniões, serão assinadas em número suficiente por quantos bastem para constituir a maioria necessária à aprovação das matérias examinadas.

§2º -                      O Secretário será o responsável pela lavratura, distribuição, arquivamento e guarda das respectivas atas de reunião do Conselho de Administração, bem como pela emissão de extratos das atas e certificados das deliberações do Conselho de Administração.

Subseção III - Das Atribuições

Art. 14 - Compete ao Conselho de Administração:

I.                                                 eleger, avaliar e destituir, a qualquer tempo, os Diretores Executivos da sociedade,  e fixar-lhes as suas atribuições;

II.                                             distribuir a remuneração fixada pela assembléia geral entre os seus membros e os da Diretoria Executiva;

III.                                         atribuir a um Diretor Executivo a função de Relações com os Investidores;

IV.                                        deliberar sobre as políticas de seleção, avaliação, desenvolvimento e remuneração dos membros da Diretoria Executiva;

V.                                            deliberar sobre as políticas gerais de recursos humanos da sociedade propostas pela Diretoria Executiva;

VI.                                        fixar a orientação geral dos negócios da sociedade, suas subsidiárias integrais e sociedades controladas;

VII.                                    deliberar sobre as diretrizes estratégicas e o plano estratégico da sociedade propostos, anualmente, pela Diretoria Executiva;

VIII.                                deliberar sobre os orçamentos anual e plurianual da sociedade, propostos pela Diretoria Executiva;

IX.                                        acompanhar e avaliar o desempenho econômico-financeiro da sociedade, podendo solicitar à Diretoria Executiva, relatórios com indicadores de desempenho específicos;

X.                                            deliberar sobre oportunidades de investimento e/ou desinvestimento propostas pela Diretoria Executiva que ultrapassem os limites de alçada da Diretoria Executiva definidos pelo Conselho de Administração;

XI.                                        manifestar-se sobre operações de fusão, cisão, incorporação em que a sociedade seja parte, bem como sobre aquisições de participações acionárias propostas pela Diretoria Executiva;

XII.                                    observado o disposto no Art. 2º deste Estatuto Social, deliberar sobre a constituição de sociedades ou a sua transformação em outro tipo de sociedade, a participação ou retirada, direta ou indireta, no capital de outras sociedades, consórcios, fundações e outras entidades, através do exercício do direito de retirada, do exercício ou renúncia de direitos de preferência na subscrição e na aquisição, direta ou indiretamente, de participações societárias, ou de qualquer outra forma de participação ou retirada admitida em lei, nela incluídas, mas não limitadas às operações de fusão, cisão e incorporação nas sociedades em que participe;

XIII.                                deliberar sobre as políticas de riscos corporativos e financeiras da sociedade propostas pela Diretoria Executiva;

XIV.                               deliberar sobre a emissão de debêntures simples, não conversíveis em ações e sem garantia real proposta pela Diretoria Executiva;

XV.                                   deliberar sobre as contas da Diretoria Executiva, consubstanciadas no Relatório Anual de Administração, bem como sobre as Demonstrações Financeiras, para posterior encaminhamento à apreciação da assembléia geral ordinária de acionistas;

XVI.                               deliberar sobre a destinação do lucro do exercício, a distribuição de dividendos e, quando necessário, o orçamento de capital, propostos pela Diretoria Executiva, para posterior encaminhamento à apreciação da assembléia geral ordinária de acionistas;

XVII.                           escolher e destituir os auditores externos da sociedade, por recomendação do Conselho Fiscal, em conformidade com o inciso (ii) do §1º do Artigo 39;

XVIII.                       nomear e destituir o responsável pela auditoria interna e pela ouvidoria da sociedade, os quais se subordinarão diretamente ao Conselho de Administração;

XIX.                               deliberar sobre as políticas e o plano anual de auditoria interna da sociedade, propostos por seu responsável, bem como tomar conhecimento dos seus relatórios e determinar a adoção de medidas necessárias;

XX.                                   fiscalizar a gestão dos Diretores Executivos e examinar a qualquer tempo, os livros e papéis da sociedade, solicitando informações sobre contratos celebrados ou em via de celebração, e sobre quaisquer outros atos, de forma a garantir a integridade financeira da sociedade;

XXI.                               deliberar sobre as alterações nas regras de governança corporativa, que incluem mas não se limitam ao processo de prestação de contas e ao processo de divulgação de informações;

XXII.                           deliberar sobre políticas de condutas funcionais pautadas em padrões éticos e morais consubstanciados no código de ética da sociedade, a ser respeitado por todos os administradores e empregados da sociedade, suas subsidiárias e controladas;

XXIII.                       deliberar sobre políticas para evitar conflitos de interesses entre a sociedade e seus acionistas ou seus administradores, bem como sobre a adoção de providências julgadas necessárias na eventualidade de surgirem  conflitos dessa natureza;

XXIV.                      deliberar sobre as políticas de responsabilidade institucional da sociedade em especial aquelas referentes a: meio-ambiente, saúde e segurança do trabalho, e responsabilidade social da sociedade propostas pela Diretoria Executiva;

XXV.                          estabelecer alçadas da Diretoria Executiva para aquisição, alienação e oneração de bens do ativo permanente e para a constituição de ônus reais, observado o disposto no Art. 7º deste Estatuto Social;

XXVI.                      deliberar sobre prestação de garantias em geral, e estabelecer alçadas da Diretoria Executiva para a contratação de empréstimos e financiamentos e para a celebração de demais contratos;

XXVII.                  estabelecer alçadas da Diretoria Executiva para a celebração de compromissos, renúncia de direitos e transações de qualquer natureza, exceto quanto à renúncia aos direitos de preferência na subscrição e na aquisição de participação societária, nos termos do inciso XII deste Art. 14;

XXVIII.              deliberar sobre quaisquer matérias que não são de competência da Diretoria Executiva, nos termos do presente Estatuto Social, bem como matérias cujos limites ultrapassem a alçada estabelecida para a Diretoria Executiva, conforme previsto neste Art. 14;

XXIX.                      deliberar sobre quaisquer reformulações, alterações, ou aditamentos de acordos de acionistas, ou de contratos de consórcios, ou entre acionistas ou entre consorciados de sociedades ou consórcios dos quais a sociedade participe e, ainda, a celebração de novos acordos e/ou contratos de consórcios que contemplem matérias desta natureza;

XXX.                          autorizar a negociação, celebração ou alteração de contrato de qualquer espécie ou valor entre a sociedade e (i) seus acionistas, diretamente ou através de sociedades interpostas, (ii) sociedades que participem, direta, ou indiretamente, do capital do acionista controlador ou sejam controladas, ou estejam sob controle comum, por entidades que participem do capital do acionista controlador, e/ou (iii) sociedades nas quais o acionista controlador da sociedade participe, podendo o Conselho de Administração estabelecer delegações, com alçadas e procedimentos, que atendam as peculiaridades e a natureza das operações, sem prejuízo de manter-se o referido colegiado devidamente informado sobre todas as transações da sociedade com partes relacionadas;

XXXI.                      manifestar-se sobre qualquer assunto a ser submetido à assembléia geral de acionistas;

XXXII.                  autorizar a aquisição de ações de sua emissão para manutenção em tesouraria, cancelamento ou posterior alienação;

XXXIII.              deliberar sobre recomendações encaminhadas pelo Conselho Fiscal da sociedade decorrentes de suas atribuições legais e estatutárias.

§1º -             Caberá ao Conselho de Administração deliberar sobre a indicação, proposta pela Diretoria Executiva, das pessoas que devam integrar órgãos da administração, consultivo e fiscal das sociedades e entidades em que a sociedade tenha participação, inclusive indireta.

§2º-                 O Conselho de Administração pode, nos casos em que julgar conveniente, delegar a atribuição mencionada no parágrafo anterior à Diretoria Executiva.

SEÇÃO II - DOS COMITÊS

Art. 15 - O Conselho de Administração, para seu assessoramento, contará, em caráter permanente, com 05 (cinco) comitês técnicos e consultivos, a seguir denominados: Comitê de Desenvolvimento Executivo, Comitê Estratégico, Comitê Financeiro, Comitê de Controladoria e Comitê de Governança e Sustentabilidade.

§1º-                          O Conselho de Administração, sempre que julgar necessário, poderá criar, ainda, para o seu assessoramento, outros comitês que preencham funções consultivas ou técnicas, que não aquelas previstas para os comitês de caráter permanente de que trata o “caput” deste Artigo.

§2º-                          Os membros dos comitês serão remunerados conforme estabelecido pelo Conselho de Administração, sendo que aqueles que forem administradores da sociedade, não farão jus a percepção de remuneração adicional por participação nos comitês.

Subseção I - Da Missão

Art. 16 - A missão dos comitês é assessorar o Conselho de Administração, inclusive no acompanhamento das atividades da sociedade, a fim de conferir maior eficiência e qualidade às suas decisões.

Subseção II - Da Composição

Art. 17 - Os membros dos comitês deverão ter notória experiência e capacidade técnica em relação às matérias objeto de responsabilidade do comitê em que participam e estarão sujeitos aos mesmos deveres e responsabilidades legais dos administradores.

Art. 18 - A composição de cada comitê será definida pelo Conselho de Administração.

§1º -                       Os membros dos comitês serão nomeados pelo Conselho de Administração e poderão ou não pertencer aos órgãos de administração da sociedade.

§2º -                       O início do prazo de gestão dos membros dos comitês se dará a partir da sua nomeação pelo Conselho de Administração, e o término coincidirá sempre com o término do prazo de gestão dos membros do Conselho de Administração, permitida a recondução.

§3º -                       Durante sua gestão, os membros dos comitês poderão ser destituídos do seu mandato pelo Conselho de Administração.

Subseção III - Do Funcionamento

Art. 19 - As normas relativas ao funcionamento de cada comitê serão definidas pelo Conselho de Administração.

§1º -                       Os comitês instituídos no âmbito da sociedade não terão funções executivas ou caráter deliberativo e seus pareceres e propostas serão encaminhados ao Conselho de Administração para deliberação.

§2º -                       Os pareceres dos comitês não constituem condição necessária para a apresentação de matérias ao exame e deliberação do Conselho de Administração.

Subseção IV - Das Atribuições

Art. 20 - As principais atribuições dos comitês estão previstas no Art. 21 e subsequentes, enquanto as atribuições detalhadas serão definidas pelo Conselho de Administração.

Art. 21 - Compete ao Comitê de Desenvolvimento Executivo:

I -                                     emitir parecer sobre as políticas gerais de recursos humanos da sociedade propostas pela Diretoria Executiva ao Conselho de Administração;

II -                                 analisar e emitir parecer ao Conselho de Administração sobre a adequação da remuneração dos membros da Diretoria Executiva;

III -                             propor e manter atualizada a metodologia de avaliação de desempenho dos membros da Diretoria Executiva; e

IV -                            emitir parecer sobre as políticas de saúde e segurança da sociedade, apresentadas pela Diretoria Executiva.

Art. 22 - Compete ao Comitê Estratégico:

I -                                     emitir parecer sobre as diretrizes estratégicas e o plano estratégico da sociedade propostos, anualmente, pela Diretoria Executiva;

II -                                 emitir parecer sobre os orçamentos de investimentos anual e plurianual da sociedade propostos pela Diretoria Executiva ao Conselho de Administração;

III -                             emitir parecer sobre as oportunidades de investimento e/ou desinvestimento propostas pela Diretoria Executiva ao Conselho de Administração;

IV -                            emitir parecer sobre as operações de fusão, cisão e incorporação em que a sociedade e suas controladas sejam parte, bem como sobre aquisições de participações acionárias propostas pela Diretoria Executiva ao Conselho de Administração.

Art. 23 - Compete ao Comitê Financeiro:

I -                                     emitir parecer sobre as políticas de riscos corporativos e financeiras e sistemas internos de controle financeiro da sociedade;

II -                                 emitir parecer sobre a compatibilidade entre o nível de remuneração dos acionistas e os parâmetros estabelecidos no orçamento e na programação financeira anuais, bem como sua consistência com a política geral de dividendos e a estrutura de capital da sociedade.

Art. 24 - Compete ao Comitê de Controladoria:

I -                                     propor indicação ao Conselho de Administração do responsável pela auditoria interna da sociedade;

II -                                 emitir parecer sobre as políticas e o plano anual de auditoria da sociedade apresentados pelo responsável pela auditoria interna, bem como sobre a sua execução;

III -                             acompanhar os resultados da auditoria interna da sociedade, e identificar, priorizar, e propor ao Conselho de Administração ações a serem acompanhadas junto à Diretoria Executiva;

IV -                            analisar o Relatório Anual de Administração, bem como as Demonstrações Financeiras da sociedade e fazer recomendação ao Conselho de Administração.

Art. 25 - Compete ao Comitê de Governança e Sustentabilidade:

I -                                     avaliar a eficácia das práticas de governança da companhia e de funcionamento do Conselho de Administração, e propor melhorias;

II -                                 propor melhorias no código de ética e no sistema de gestão para evitar a ocorrência de conflitos de interesse entre a sociedade e seus acionistas ou administradores da sociedade;

III -                             emitir parecer sobre potenciais conflitos de interesse entre a sociedade e seus acionistas ou administradores; e

IV -                            emitir parecer sobre as políticas de responsabilidade institucional da sociedade, tais como meio-ambiente e responsabilidade social da sociedade, apresentadas pela Diretoria Executiva.

SEÇÃO III - DA DIRETORIA EXECUTIVA

Subseção I — Da Composição

Art. 26 - A Diretoria Executiva, órgão de administração executiva da sociedade, será composta de 06 (seis) a 11 (onze) membros, sendo um deles o Diretor-Presidente, e os demais, Diretores Executivos.

§1º -                       O Diretor-Presidente submeterá ao Conselho de Administração os nomes dos candidatos à Diretoria Executiva com notório conhecimento e especialização sobre a matéria de responsabilidade de sua área de atuação, podendo, inclusive, propor ao Conselho de Administração sua destituição a qualquer tempo.

§2º -                       Os Diretores Executivos terão suas atribuições individuais definidas pelo Conselho de Administração.

§3º -                       O prazo de gestão dos membros da Diretoria Executiva é de 2 (dois) anos, permitida a reeleição.

Subseção II — Do Funcionamento

Art. 27 - O Diretor-Presidente e os demais membros da Diretoria Executiva responderão por suas respectivas atribuições mesmo que afastados da sede por motivo de viagem no exercício de suas funções. Nos casos de vacância, de impedimento temporário ou quaisquer outras formas de ausência por razões particulares, as substituições do Diretor-Presidente e dos demais Diretores Executivos observarão os seguintes procedimentos.

§1º -                       Em caso de impedimento temporário do Diretor-Presidente, este será substituído pelo Diretor Executivo responsável pela área de Finanças, que acumulará as atribuições e responsabilidades legais, estatutárias e regulamentares do Diretor-Presidente, substituição esta sujeita a ratificação pelo Conselho de Administração. No caso de sua ausência, o Diretor-Presidente designará o seu próprio substituto, o qual assumirá todas as suas atribuições e responsabilidades legais, estatutárias e regulamentares.

§2º -                                        Em caso de impedimento temporário ou ausência de qualquer outro Diretor Executivo, este será substituído, mediante indicação do Diretor-Presidente, por qualquer um dos demais Diretores Executivos, que acumulará as atribuições e responsabilidades legais, estatutárias e regulamentares do Diretor Executivo impedido, enquanto no exercício do cargo do Diretor Executivo substituído, excluído o direito de voto nas reuniões da Diretoria Executiva.

§ 3º -                                     Em caso de vacância no cargo de Diretor Executivo, o membro substituto será selecionado e o seu nome será submetido pelo Diretor-Presidente ao Conselho de Administração que o elegerá para completar o prazo de gestão remanescente do substituído.

§ 4º -                                     Em caso de vacância no cargo de Diretor-Presidente, o Diretor Executivo responsável pela área de Finanças substituirá o Diretor-Presidente, acumulando as suas atribuições, direitos e responsabilidades com as do Diretor-Presidente até que o Conselho de Administração realize nova eleição para o cargo  de Diretor-Presidente.

Art. 28 - Respeitados os limites de alçada estabelecidos para cada Diretor Executivo, as decisões sobre as matérias afetas a área específica de sua atuação, desde que a matéria não afete a área de atuação de outro Diretor Executivo, serão tomadas por ele próprio ou em conjunto com o Diretor-Presidente, em matérias ou situações preestabelecidas por este último.

Art. 29 - A Diretoria Executiva reunir-se-á, ordinariamente, pelo menos uma vez a cada quinzena, e extraordinariamente, sempre que convocada pelo Diretor-Presidente ou seu substituto, sendo facultada a participação de seus membros por tele-conferência, por vídeo-conferência ou por outro meio de comunicação.

Parágrafo Único -  O Diretor-Presidente deverá convocar reunião extraordinária da Diretoria Executiva em virtude de solicitação de pelo menos 3 (três) membros da Diretoria Executiva;

Art. 30 - As reuniões da Diretoria Executiva somente se instalarão com a presença da maioria dos seus membros.

Art. 31 - O Diretor-Presidente conduzirá as reuniões da Diretoria Executiva de modo a priorizar as deliberações consensuais dentre os seus membros.

§1º -                                        Não obtido o consenso dentre os membros da Diretoria, o Diretor-Presidente poderá (i) retirar a matéria da pauta, (ii) articular a formação da maioria, inclusive fazendo uso do voto de qualidade ou, (iii) no interesse da sociedade e mediante exposição fundamentada, decidir individualmente sobre matérias de deliberação colegiada, inclusive aquelas relacionadas no Art. 32, e não excetuadas no §2º a seguir.

§2º -                               As decisões relativas aos orçamentos anual e plurianual e ao plano estratégico e ao Relatório Anual de Administração da sociedade serão tomadas pela maioria dos votos, quando considerados todos os Diretores Executivos, desde que dentre os quais conste o voto favorável do Diretor-Presidente.

§3º -                               O Diretor-Presidente deverá dar ciência ao Conselho de Administração da utilização da prerrogativa de que trata o item (iii) do §1º acima, na primeira reunião do Conselho de Administração que suceder à decisão correspondente.

Subseção III — Das Atribuições

Art. 32 - Compete à Diretoria Executiva:

I -                                             deliberar sobre a criação e a eliminação das Diretorias de Departamento subordinadas a cada Diretor Executivo;

II -                                         elaborar e propor ao Conselho de Administração as políticas gerais de recursos humanos da sociedade, e executar as políticas aprovadas;

III -                                     cumprir e fazer cumprir a orientação geral dos negócios da sociedade estabelecida pelo Conselho de Administração;

IV -                                    elaborar e propor, anualmente, ao Conselho de Administração as diretrizes estratégicas e o plano estratégico da sociedade, e executar o plano estratégico aprovado;

V -                                        elaborar e propor ao Conselho de Administração os orçamentos anual e plurianual da sociedade, e executar os orçamentos aprovados;

VI -                                    planejar e conduzir as operações da sociedade e reportar ao Conselho de Administração o desempenho econômico-financeiro da sociedade, produzindo inclusive relatórios com indicadores de desempenho específicos;

VII -                                identificar, avaliar e propor ao Conselho de Administração oportunidades de investimento e/ou desinvestimento que ultrapassem os limites de alçada da Diretoria Executiva estabelecidos pelo Conselho de Administração, e executar os investimentos e/ou desinvestimentos aprovados;

VIII -                            identificar, avaliar e propor ao Conselho de Administração operações de fusão, cisão e incorporação em que a sociedade seja parte, bem como aquisições de participações acionárias, e conduzir as fusões, cisões, incorporações e aquisições aprovadas;

IX -                                    elaborar e propor ao Conselho de Administração as políticas financeiras da sociedade, e executar as políticas aprovadas;

X -                                        propor ao Conselho de Administração a emissão de debêntures simples, não conversíveis em ações e sem garantia real;

XI -                                    definir e propor ao Conselho de Administração, após o levantamento do balanço, a destinação do lucro do exercício, a distribuição dos dividendos da sociedade e, quando necessário, o orçamento de capital;

XII -                                elaborar, em cada exercício, o Relatório Anual de Administração e as Demonstrações Financeiras a serem submetidas ao Conselho de Administração e, posteriormente, à assembléia geral;

XIII -                            aderir e promover a adesão dos empregados ao código de ética da sociedade, estabelecido pelo Conselho de Administração;

XIV -                           elaborar e propor ao Conselho de Administração as políticas de responsabilidade institucional da sociedade, tais como meio-ambiente, saúde, segurança e responsabilidade social da sociedade e implementar as políticas aprovadas;

XV -                               autorizar a aquisição, alienação e oneração de bens móveis ou imóveis, inclusive valores mobiliários, contratação de serviços, sendo a sociedade prestadora ou tomadora dos mesmos, podendo estabelecer normas e delegar poderes, tudo conforme as alçadas da Diretoria Executiva estabelecidas pelo Conselho de Administração;

XVI -                           autorizar a celebração de acordos, contratos e convênios que constituam ônus, obrigações ou compromissos para a sociedade, podendo estabelecer normas e delegar poderes, tudo conforme as alçadas da Diretoria Executiva estabelecidas pelo Conselho de Administração;

XVII -                       propor ao Conselho de Administração quaisquer reformulações, alterações, ou aditamentos de acordos de acionistas ou entre acionistas, ou de contratos de consórcio ou entre consorciados, de sociedades ou consórcios dos quais a sociedade participe e, ainda, propor a celebração de novos acordos e contratos de consórcio que contemplem matérias desta natureza;

XVIII -                   autorizar a criação e o encerramento de filiais, sucursais, agências, depósitos, armazéns, escritório de representação ou qualquer outro tipo de estabelecimento no País e no exterior;

XIX -                           autorizar a celebração de compromissos, renúncia de direitos e transações de qualquer natureza, exceto quanto à renúncia aos direitos de preferência na subscrição e na aquisição, nos termos do inciso XII do Art. 14, podendo estabelecer normas e delegar poderes, tudo conforme as alçadas da Diretoria Executiva estabelecidas pelo Conselho de Administração;

XX -                               estabelecer e informar ao Conselho de Administração os limites de alçada individual de Diretores Executivos, respeitados os limites de alçadas da Diretoria Executiva colegiada estabelecidos pelo Conselho de Administração;

XXI -                           estabelecer, a partir dos limites de alçada fixados pelo Conselho de Administração para a Diretoria Executiva, os limites de alçada ao longo da linha hierárquica da organização administrativa da sociedade.

§1º -                               Caberá à Diretoria Executiva a fixação da orientação de voto a ser seguida por seus representantes, em assembléias gerais ou equivalentes nas sociedades, fundações e outras entidades de que participa a sociedade, direta ou indiretamente, respeitadas as oportunidades de investimento da sociedade e orientações aprovadas pelo Conselho de Administração, bem como o respectivo orçamento, e observado sempre o limite de sua alçada com respeito, dentre outros, ao endividamento, à alienação ou oneração de ativos, à renúncia de direitos e ao aumento ou redução de participação societária.

§ 2º -                            Caberá à Diretoria Executiva indicar para deliberação do Conselho de Administração as pessoas que devam integrar órgãos da administração, consultivo e fiscal das sociedades e entidades em que a sociedade tenha participação, inclusive indireta.

Art. 33 - São atribuições do Diretor-Presidente:

I -                           presidir as reuniões da Diretoria Executiva;

II -                       exercer a direção executiva da sociedade, cumprindo-lhe, para tanto, a coordenação e a supervisão das atividades dos demais Diretores Executivos, diligenciando para que sejam fielmente observadas as deliberações e as diretrizes fixadas pelo Conselho de Administração e pela assembléia geral;

III -                   coordenar e supervisionar as atividades das áreas e unidades de negócio que lhe estiverem diretamente subordinadas;

IV -                  selecionar e submeter ao Conselho de Administração os nomes dos candidatos a cargos de Diretor Executivo, a serem eleitos pelo Conselho de Administração, bem como propor a respectiva destituição;

V -                      coordenar o processo de tomada de decisão da Diretoria Executiva, conforme disposto no Art. 31 da Subseção II — Do Funcionamento;

VI -                  indicar, dentre os membros da Diretoria Executiva, os substitutos dos Diretores Executivos nos casos de impedimento temporário ou ausência destes, nos termos do Art. 27 da Subseção II — Do Funcionamento;

VII -              manter o Conselho de Administração informado das atividades da sociedade; e

VIII -          elaborar, junto com os demais Diretores Executivos, o Relatório Anual de Administração e levantar as demonstrações financeiras;

Art. 34 - São atribuições dos Diretores Executivos:

I -                            executar as atribuições relativas à sua área de atuação;

II -                       participar das reuniões da Diretoria Executiva, concorrendo para a definição das políticas a serem seguidas pela sociedade e relatando os assuntos da sua respectiva área de atuação;

III -                   cumprir e fazer cumprir a orientação geral dos negócios da sociedade estabelecida pelo Conselho de Administração na gestão de sua área específica de atuação;

IV-                     contratar os serviços previstos no §2º do Artigo 39, em atendimento às determinações do Conselho Fiscal.

Art. 35 - A representação da sociedade, ativa e passivamente, em juízo ou fora dele, inclusive na assinatura de documentos que importem em responsabilidade para esta, deverá ser realizada sempre por 2 (dois) Diretores Executivos em conjunto, ou por 2 (dois) procuradores constituídos na forma do § 1º deste Artigo, ou por 01 (um) procurador em conjunto com um Diretor Executivo.

§ 1º -  Salvo quando da essência do ato for obrigatória a forma pública, os mandatários serão constituídos por procuração sob a forma de instrumento particular, no qual serão especificados os poderes outorgados, limitado o prazo de validade das procurações “ad negotia” ao dia 31 de dezembro do ano em que for outorgada a procuração.

§ 2º-                      Pode, ainda, a sociedade ser representada por um único procurador nas assembléias gerais de acionistas, ou equivalentes, de sociedades, consórcios e outras entidades das quais participe a sociedade, ou em atos decorrentes do exercício de poderes constantes de procuração “ad judicia” ou: (a) perante órgãos de qualquer esfera de governo, alfândega e concessionárias de serviço público para atos específicos nos quais não seja necessária ou até permitida a presença do segundo procurador; (b) na assinatura de instrumentos contratuais em solenidade e/ou circunstâncias nas quais não seja possível a presença do segundo procurador; e (c) na assinatura de documentos de qualquer espécie que importem em obrigação para a sociedade cujos limites de valores sejam estabelecidos pela Diretoria Executiva.

§ 3º -                   No caso de obrigações a serem assumidas no exterior, a sociedade poderá ser representada por apenas um membro da Diretoria Executiva, ou por um único procurador com poderes específicos e limitados, nos termos deste Estatuto Social.

§ 4º -                   As citações e notificações judiciais ou extra-judiciais serão feitas na pessoa do Diretor Executivo responsável pelas funções de Relações com Investidores, ou por procurador constituído na forma do § 1º  deste Artigo.

CAPÍTULO V - DO CONSELHO FISCAL

Art. 36 - O Conselho Fiscal, órgão de funcionamento permanente, será composto de 03 (três) a 05 (cinco) membros efetivos e igual número de suplentes, eleitos pela Assembléia Geral, que fixará a sua remuneração.

Art. 37 - Os membros do Conselho Fiscal exercerão suas funções até a primeira Assembléia Geral Ordinária que se realizar após a sua eleição, podendo ser reeleitos.

Art. 38 - Em suas ausências, impedimentos ou nos casos de vacância, os membros do Conselho Fiscal serão substituídos pelos respectivos suplentes.

Art. 39 - Ao Conselho Fiscal compete exercer as atribuições previstas na legislação aplicável em vigor, neste estatuto social, e regulamentadas em Regimento Interno próprio a ser aprovado por seus membros.

§ 1º-                               O Regimento Interno do Conselho Fiscal deverá regulamentar, além das atribuições já estabelecidas na Lei 6.404/76, necessariamente, as seguintes:

(i)                                          estabelecer procedimentos a serem utilizados pela sociedade para receber, processar e tratar denúncias e reclamações relacionadas a questões contábeis, de controles contábeis e matérias de auditoria, bem como assegurar que os mecanismos de recebimento de denúncias garantam sigilo e anonimato aos denunciantes;

(ii)                                       recomendar e auxiliar o Conselho de Administração na escolha, remuneração e destituição dos auditores externos da sociedade;

(iii)                                    deliberar sobre a contratação de novos serviços passíveis de serem prestados pelos auditores externos da sociedade;

(iv)                                   supervisionar e avaliar os trabalhos dos auditores externos, e determinar à administração da sociedade a eventual retenção da remuneração do auditor externo, bem como mediar eventuais divergências entre a administração e os auditores externos sobre as demonstrações financeiras da sociedade.

§ 2º -                            Para o adequado desempenho de suas funções, o Conselho Fiscal poderá determinar a contratação de serviços de advogados, consultores e analistas, e outros recursos que sejam necessários ao desempenho de suas funções, observado o orçamento, proposto pelo Conselho Fiscal e aprovado pelo Conselho de Administração, sem prejuízo do estabelecido no § 8º do Artigo 163 da Lei 6.404/76.

§3º -                               Os membros do Conselho Fiscal deverão disponibilizar, com antecedência mínima de 30 (trinta) dias à realização da Assembléia Geral Ordinária, manifestação sobre o relatório da administração e as demonstrações financeiras.

CAPÍTULO VI - DO PESSOAL DA SOCIEDADE

Art. 40 - A sociedade manterá um plano de seguridade social para os empregados, gerido por fundação instituída para este fim, observado o disposto na legislação específica.

CAPÍTULO VII - DO EXERCÍCIO SOCIAL E DA DISTRIBUIÇÃO DOS LUCROS

Art. 41 - O exercício social coincidirá com o ano civil, terminando, portanto, em 31 de dezembro de cada ano, quando serão elaboradas as demonstrações financeiras.

Art. 42 - Depois de constituída a reserva legal, a destinação da parcela remanescente do lucro líquido apurado ao fim de cada exercício social (que coincidirá com o ano civil) será, por proposta da Administração, submetida à deliberação da Assembléia Geral.

Parágrafo Único -   O valor dos juros, pago ou creditado, a título de juros sobre o capital próprio nos termos do Artigo 9º, § 7º da lei nº 9249, de 26/12/95 e legislação e regulamentação pertinentes, poderá ser imputado ao dividendo obrigatório e ao dividendo anual mínimo para as ações preferenciais, integrando tal valor o montante dos dividendos distribuídos pela sociedade para todos os efeitos legais.

Art. 43 - Deverá ser considerada na proposta para distribuição de lucros, a constituição das seguintes reservas:

I.                               Reserva de Exaustão, a ser constituída na forma da legislação fiscal;

II.                           Reserva de Investimentos, com a finalidade de assegurar a manutenção e o desenvolvimento das atividades principais que compõem o objeto social da sociedade, em montante não superior a 50% (cinqüenta por cento) do lucro líquido distribuível até o limíte máximo do capital social da sociedade.

Art. 44 - Pelo menos 25% (vinte e cinco por cento) dos lucros líquidos anuais, ajustados na forma da lei, serão destinados ao pagamento de dividendos.

Art. 45 - O Conselho de Administração, por proposta da Diretoria Executiva, poderá determinar o levantamento de balanços em períodos inferiores ao período anual e declarar dividendos ou juros sobre capital próprio à conta do lucro apurado nesses balanços, bem como declará-los à conta de lucros acumulados ou de reservas de lucros existentes no último balanço anual ou intermediário.

Art. 46 - Os dividendos e os juros sobre capital próprio de que trata o Parágrafo único do Art. 42 serão pagos nas épocas e locais indicados pela Diretoria Executiva, revertendo a favor da sociedade os que não forem reclamados dentro de 3 (três) anos após a data do início do pagamento.